UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2009 (December 2, 2009)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2009, Education Realty Trust, Inc. (the “Company”), through 21 wholly-owned special purpose entities, entered into an Amended and Restated Master Credit Facility Agreement for a $246 million secured credit facility with Red Mortgage Capital, Inc., a Fannie Mae DUS(R) lender (the “Amended Facility”). The Amended Facility amends and restates the existing $222 million secured credit facility with Red Mortgage Capital, dated December 31, 2008 (the “Original Facility”). Pursuant to the Amended Facility, the Company has the ability to expand the facility up to $300 million, provided certain conditions are met.

The Original Facility provided for fixed rate loans of approximately $16 million, $72 million, and $60 million with maturities of five, seven, and ten-year terms, respectively, with a weighted average annual fixed interest rate of approximately 6.01%.  The Original Facility also provided five-year variable interest rate loans based on 30-day LIBOR totaling approximately $50 million. The variable rate loans are currently priced at a weighted average interest rate of 3.63% per annum.  The Amended Facility added three new term loans totaling approximately $48 million.  The new loans consist of fixed rate loans of approximately $8 million, $17 million and $23 million with maturities of five, seven and ten year terms, respectively. The weighted average annual fixed interest rate for the new term loans is approximately 5.48%. The Company provided eight student housing communities as collateral to facilitate the expansion of the Amended Facility.

Immediately prior to closing on the Amended Facility, we had existing borrowings outstanding on the Original Facility of approximately $196 million.  These borrowings were rolled over to and remain outstanding under the terms of the Amended Facility. With this funding, the Company has drawn approximately $246 million in total loans under the Fannie Mae facility and has five unencumbered student housing properties remaining in its portfolio.

The obligations under the Amended Facility are secured by cross-collateralized first priority mortgages on 21 of the Company’s student housing communities.  In addition, the nonrecourse loans are subject to standard nonrecourse carveouts, which are guaranteed by the Company and Education Realty Operating Partnership, LP.

The Amended Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require the Company to comply with certain liquidity and networth tests.  The loans may be accelerated at the option of the lender upon the occurrence of an event of default under the terms of the facility including, without limitation, the failure to pay amounts due or filing of bankruptcy proceedings.

The amount available to the Company and the Company’s ability to borrow from time to time under the Amended Facility is subject to certain conditions and the satisfaction of specified financial covenants, which include limiting distributions to the Company’s stockholders.

The foregoing description of the Amended Facility does not purport to be complete and is qualified in its entirety by the terms of the Amended and Restated Master Credit Facility Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective January 1, 2010, Randall L. Churchey will become the Company’s President and Chief Executive Officer.  Paul O. Bower, the Company’s current President and Chief Executive Officer will resign from his current position effective December 31, 2009 but will remain as a member of the Company’s Board of Directors serving as Chairman.

Since 2004, Mr. Churchey, age 49, has been a member of the board of directors of Great Wolf Resorts, Inc., a publicly traded real estate investment trust (NASDAQ: WOLF) and was the Interim Chief Executive Officer of Great Wolf from May 2008 until December 2008. Mr. Churchey is Co-chairman of the board of MCR Development, LLC, a private hotel construction and management company. He was President and Chief Executive Officer and a member of the board of directors of Golden Gate National Senior Care (the successor to Beverly Enterprises) from March 2006 to September 2007. Mr. Churchey served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust (NYSE: RFS), from 1999 to 2003. Mr. Churchey served as a director of RFS from 2000 through 2003. From 2004 until its sale in 2008, Mr. Churchey served on the board of trustees of Innkeepers USA Trust, a publicly-traded real estate investment trust (NYSE: KPA). From 1997 to 1999, he was Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust (NYSE: FCH). For nearly 15 years prior to joining FelCor, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP, including head of the real estate and hospitality practice for the southwest US. In addition, Mr. Churchey served on the Company’s Board from 2005 through 2006. Mr. Churchey holds a B.S. degree in accounting from the University of Alabama and is a Certified Public Accountant.

The Company expects to enter into an executive employment agreement with Mr. Churchey prior to his start date.  Once finalized, the Company will disclose the terms of the employment agreement on an amendment to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Master Credit Facility Agreement dated as of December 2, 2009, by and among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, the borrowers listed on Schedule 1, Red Mortgage Capital, Inc. and Fannie Mae

99.1	Press Release dated December 2, 2009, announcing the closing of the amended Fannie Mae Credit Facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: December 8, 2009	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1
Amended and Restated Master Credit Facility Agreement dated as of December 2, 2009, by and among Education Realty Trust, Inc., Education Realty Operating Partnership, LP, the borrowers listed on Schedule 1, Red Mortgage Capital, Inc. and Fannie Mae

99.1	Press Release dated December 2, 2009, announcing the closing of the amended Fannie Mae Credit Facility